UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2011
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code: (646) 502-7170
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 14, 2011, the Board of Directors ("Board") of Fuel Systems Solutions, Inc. (the "Company") approved the appointment of Troy Clarke to the Board (Mr. Clarke's initial term will expire at the Company's annual meeting of stockholders to be held in 2012). Mr. Clarke will serve on the Compensation Committee. The Company will provide Mr. Clarke with the standard compensation and indemnification approved for non-employee directors.

(e) On December 14, 2011, the Board adopted the Fuel Systems Solutions, Inc. 2011 Stock Option Plan (the "U.S. Plan") and the Fuel Systems Solutions, Inc. 2011 Phantom Stock Option Plan (the "Non-U.S. Plan", together with the U.S. Plan, the "Plans").

Subject to stockholder approval, the U.S. Plan is effective through December 14, 2021 and provides for the issuance of nonqualified stock options and incentive stock options to eligible participants. Full-time officers and key employees of the Company and its subsidiaries who are employed in the United States at the time of grant of an award under the plan are eligible to participate in the U.S. Plan. The total number of shares of Company common stock available for delivery in connection with awards granted under the U.S. Plan is 300,000 shares and the total number of shares which may be delivered in connection with incentive stock options is limited to 300,000 shares, in each case subject to adjustment in the event of certain corporate transactions such as a stock split or stock dividend.

Subject to stockholder approval of the U.S. Plan, the Non-U.S. Plan is effective through December 14, 2021 and provides for the issuance of phantom stock options ("PSOs") to eligible participants. Full-time officers and key employees of the Company and its subsidiaries who are employed outside the United States at the time of grant of an award under the plan are eligible to participate in the Non-U.S. Plan. A PSO represents the right to receive a cash payment equal to the positive difference in value between the exercise price established on the date of grant in U.S. dollars and the fair market value of a share of Company common stock on the date of exercise in U.S. dollars, converted to local currency at the conversion rate prevailing on the date of exercise. PSOs covering a total of 300,000 shares are available for grant under the Non-U.S. Plan, subject to adjustment in the event of certain corporate transactions such as a stock split or stock dividend. Pursuant to the terms of the Non-U.S. Plan, all PSOs must be settled in cash, and no shares of Company common stock will be issued under the Non-U.S. Plan.

The specific terms of each award granted under the U.S. Plan and Non-U.S. Plan, including the term of the award (which may not exceed ten years), conditions to vesting and exercise and forfeiture provisions, will be detailed in a grant agreement. In no event will the exercise price of an award granted under either the U.S. Plan or the Non-U.S. Plan be less than the fair market value of the Company's common stock on the grant date. The U.S. Plan is subject to approval by the Company's stockholders and will be submitted to stockholders for their approval at the Company's 2012 annual meeting. Pursuant to its terms, the Non-U.S. Plan will become effective if, and at such time as, the U.S. Plan is approved by stockholders. Awards granted under the U.S. Plan and the Non-U.S. Plan prior to stockholder approval will be null and void if the requisite stockholder vote is not achieved at the annual meeting.

The foregoing description of the U.S. Plan and Non-U.S. Plan is qualified in its entirety by reference to the full text of the plans, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. Copies of the form grant agreements evidencing awards granted under the U.S. Plan and Non-U.S. Plan are also attached as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2011, the Board adopted corrections to the bylaws of the Company to reflect proper internal cross-references. A copy of the corrected bylaws is attached to this Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Bylaws of Fuel Systems Solutions, Inc., adopted December 14, 2011.
10.1	Fuel Systems Solutions, Inc. 2011 Stock Option Plan.
10.2	Fuel Systems Solutions, Inc. 2011 Phantom Stock Option Plan.
10.3	Form of Nonqualified Stock Option Agreement under the Fuel Systems Solutions, Inc. 2011 Stock Option Plan.
10.4	Form of Incentive Stock Option Agreement under the Fuel Systems Solutions, Inc. 2011 Stock Option Plan.
10.5	Form of Phantom Stock Option Agreement under the Fuel Systems Solutions, Inc. 2011 Phantom Stock Option Plan.
99.1	Press Release, dated December 20, 2011, announcing appointment of Troy Clarke.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEM SOULTIONS, INC.

Dated: December 20, 2011 By: /s/ Pietro Bersani

Pietro Bersani

Chief Financial Officer